UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 17, 2006
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Getting Ready Corporation
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(Exact name of registrant as specified in its charter)

Delaware	000-51314	30-0132755
(State of Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

8990 Wembley Court, Sarasota, FL 34238
(Address of principal executive offices)

Registrant's telephone number, including area code (941) 966-6955

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 17, 2006, Getting Ready Corporation ("GRC") and Dutchess Private Equities Fund, L.P. ("Dutchess") entered into an addendum (the “Addendum”) to the $25 Million Investment Agreement which GRC and Dutchess had entered on March 6, 2006 (the “Investment Agreement”). Pursuant to the terms of the Addendum, Section 6 of the Investment Agreement is deleted in its entirety.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit	Description

10.1	Addendum dated March 17, 2006 to Investment Agreement dated March 6, 2006 between Getting Ready Corporation and Dutchess Private Equities Fund, L.P.